Exhibit 23.2

                                  [LETTERHEAD]
                       DALE MATHESON CARR-HILTON LABONTE
                             Chartered Accountants




January 26, 2006
U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Golden Spirit Gaming Ltd.- S-8 Registration of 18,000,000 shares


Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated January 26, 2006 of the following:

Our report dated April 4, 2005 to the Stockholders and Board of Directors on the consolidated financial statements of the Company as at December 31, 2004 and 2003 and for the years then ended included in the Company's filing on Forms 10-KSB and 10-KSB/A.

Sincerely,


/s/Dale Matheson Carr-Hilton LaBonte
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DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants